UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Skylight Health Group Inc.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5520 Explorer Dr., Suite 402 Mississauga, Ontario	L4W 5L1
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
9.25% Series A Cumulative Redeemable Perpetual Preferred Shares, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: 333-260070 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The shares to be registered hereby are the 9.25% Series A Cumulative Redeemable Perpetual Preferred Shares (the “preferred shares”) of Skylight Health Group Inc. (the “Company”). The description of the preferred shares contained in the section entitled “Description of Securities Being Distributed” in the prospectus supplement as part of the Company’s Registration Statement on Form F-10 (File No. 333-260070) filed with the U.S. Securities and Exchange Commission on October 5, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation, dated December 27, 2017

3.2	Certificate of Amendment, as amended, dated March 19, 2018

3.3	Certificate of Amendment, dated December 20, 2018

3.4	Certificate of Amendment, dated November 23, 2020

3.5	Certificate of Amendment, dated April 1, 2021

3.6	Certificate of Amendment, dated May 12, 2021

3.7	Certificate of Amendment, dated December 1, 2021

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Skylight Health Group Inc.

By:	/s/ Pradyum Sekar
Pradyum Sekar
Chief Executive Officer

Dated: December 1, 2021